Exhibit 10.1

AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT, the Schedules and the Standard Terms and Conditions (this “Amendment”) dated as of November 29, 2018, by and between Majesco, a California corporation with its principal place of business located at 412 Mount Kemble Avenue, Suite 110C, Morristown, NJ 07960 (the “Client”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association with an office at 452 Fifth Avenue, New York, New York 10018 (the “HSBC”).

RECITALS

WHEREAS, the Client and HSBC are party to that certain Receivables Purchase Agreement, dated as of January 13, 2017 (as amended and as may be further amended, modified, supplemented, restated from time to time, the “RPA”), and

WHEREAS, the Client has requested that HSBC make certain amendments to the RPA and HSBC is willing, on the terms and subject to the conditions hereinafter set forth, to modify the RPA as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the RPA, as hereby amended, unless the context otherwise requires.

Section 2. Amendment. On the Amendment Effective Date (as defined below),

(a)            “Facility Limit” in Section 3 of the Schedule to the RPA shall be deleted in its entirety and replaced with the following:

“Facility Limit $15,000,000 until March 29, 2019 (the “Facility Increase Termination Date”), and thereafter $10,000,000. Any Advances outstanding in an amount greater than $10,000,000 on the Facility Increase Termination Date shall be repaid by the Client to HSBC so that the aggregate amount of Advances outstanding does not exceed $10 000,000 on such date.

Section 3. Effectiveness of This Amendment. This Amendment shall not be effective until HSBC receives a counterpart of this Amendment executed by the Client and HSBC, and any such other documents as HSBC may reasonably request (the “Amendment Effective Date”).

In consideration for the increase in the Facility Limit in the RPA and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client hereby agrees to pay an arrangement fee of $10,000 to HSBC on the Amendment Effective Date in immediately available funds.

RESTRICTED

Section 4. Representations. The Client represents and warrants to HSBC as follows:

(a) each representation and warranty made or deemed made by the Client in the RPA is true and correct as of the date hereof, except to the extent that a representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty was true and accurate on and as of such earlier date);

(b) no default or Termination Event has occurred and is continuing as of the date hereof;

(c) the execution, delivery and performance by the Client of this Amendment, as amended hereby, (i) are within the Client’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action; (iii) do not contravene (A) the Client’s organizational documents, (B) any law, rule or regulation applicable to the Client, (C) any contractual restriction binding on or affecting the Client or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Client or its property.

(d) the Amendment and the RPA are legal, valid and binding obligations of the Client, enforceable against the Client in accordance with their terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

Section 5. Reaffirmation; Effect of Amendment. The Client acknowledges and reaffirms that the RPA, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the RPA, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the RPA are hereby amended to refer to the RPA as amended by this Amendment. If any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable. The RPA and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the RPA are hereby amended so that any reference to the RPA shall mean a reference to the RPA amended by this Amendment.

Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by fax or by email shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. ENTIRETY. THIS AMENDMENT, THE RPA, AND ANY OTHER RELATED DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 10. Successors. This Amendment binds and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

RESTRICTED

[SIGNATURE PAGE FOLLOWS]

RESTRICTED

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

MAJESCO, as Client

By	/s/ Ketan Mehta
Name: Ketan Mehta
Title: Chairman

By
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Marcus S. Jones
Name: Marcus S. Jones
Title: Vice President

RESTRICTED - Signature page to Amendment to the Receivables Purchase Agreement